EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 83 to the Registration Statement (File Nos. 33-7638 and 811-4777) (the “Registration Statement”) of MFS® Series Trust I (the “Trust”), of my opinion dated September 13, 2018, appearing in Post-Effective Amendment No. 81 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on September 13, 2018.

AMANDA S. MOORADIAN
Amanda S. Mooradian
Assistant Vice President and Counsel

Boston, Massachusetts

December 27, 2018